UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Collier Center Way Suite 3 Naples, FL 34110
(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, the Board of Directors (the “Board”) of HealthLynked Corp., a Nevada corporation (the “Company”), appointed Heather Monahan as a director of the Company, effective immediately.

Ms. Monahan will receive an annual grant of $20,000 in shares of restricted stock per annum, vesting in equal amounts on a quarterly basis over each year of service, as compensation. Other than the foregoing, there are no actual or proposed transactions between Ms. Monahan or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with her appointment as a director.

Ms. Monahan does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Item 8.01	Other Events.

On October 29, 2020, the Company issued a press release announcing the appointment of Ms. Monahan described in Item 5.02 hereto. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: October 30, 2020	/s/ George O’Leary
George O’Leary
Chief Financial Officer